                                                                   Exhibit 99(f)

                             ARTICLES OF TRANSFER

                                    BETWEEN

                     NUVEEN CALIFORNIA TAX-FREE FUND, INC.
                           (A Maryland Corporation)

                                      and

                      NUVEEN FLAGSHIP MULTISTATE TRUST II
                       (A Massachusetts Business Trust)

     NUVEEN CALIFORNIA TAX-FREE FUND, INC., a Maryland corporation, having its principal office in the State of Maryland in Baltimore, Maryland (which is hereinafter called the "Transferor"), and NUVEEN FLAGSHIP MULTISTATE TRUST II, a Massachusetts business trust (which is hereinafter called the "Transferee"), hereby certify to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Transferor agrees to sell, lease, exchange or transfer to the Transferee substantially all of its property and assets as described in this Article First and more specifically identified in Schedule I hereto. Transferor is a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and comprised of separate investment portfolios. Transferee is a Massachusetts business trust also registered as an open-end investment company under the Investment Company Act of 1940 and comprised of separate investment portfolios. Transferor agrees with respect to each of its investment portfolios set forth in Schedule I attached hereto (the "Transferor Portfolios") to convey, transfer and deliver to the Transferee with respect to each of the Transferee's investment portfolios set forth opposite the particular Transferor Portfolio's name in Schedule I attached hereto (the "Transferee Portfolios") all of the assets of such Transferor Portfolios. The assets of the Transferor's Nuveen California Tax-Free Money Market Fund portfolio are not being transferred.

     SECOND: The name of the Transferor is Nuveen California Tax-Free Fund, Inc. The Transferor is a corporation organized under the laws of the State of Maryland with its principal office in Maryland in Baltimore, Maryland. The name of the Transferee is Nuveen Flagship Multistate Trust II. The Transferee is a business trust organized under the laws of the Commonwealth of Massachusetts.

     THIRD: The Transferor does not own any interest in land in the State of Maryland.

     FOURTH: The Transferee was organized as a business trust pursuant to the laws of the Commonwealth of Massachusetts on July 1, 1996 and the location of its principal office in Massachusetts is in care of CT Corporation System, 2 Oliver Street, Boston, Massachusetts. The Transferee does not have a principal office in the State of Maryland and is not registered or qualified to do business in the State of Maryland. The address and principal place of business of the Transferee is 333 West Wacker Drive, Chicago, Illinois 60606.

     FIFTH: The name and address of the resident agent of the Transferee in the State of Maryland appointed for purposes of Section 3-109 of the Maryland General Corporation Law is CSC - Lawyers Incorporating Service Co., 11 East Chase Street, Baltimore, Maryland 21202.

     SIXTH: The terms and conditions of the transaction set forth in these Articles were advised, authorized, and approved by the Transferor in the manner and by the vote required by its charter and the laws of the State of Maryland. The manner of approval by the Transferor was as follows:

     (a) The Board of Directors of the Transferor at a meeting held on October 15, 1996, adopted a resolution which declared that the proposed transaction was advisable on substantially the terms and conditions set forth or referred to in the resolution, as described in these Articles of Transfer, and directed that the proposed transaction be submitted for consideration at a special meeting of stockholders of the Transferor.

     (b) Notice which stated that a purpose of the meeting was to act on the proposed transaction was given by the Transferor to all of the stockholders of the Transferor as required by law.

     (c) The proposed transaction was approved by the stockholders of each of the Transferor Portfolios (as set forth in Schedule I attached hereto) at a special meeting of stockholders initially convened on December 12, 1996 and adjourned to December 20, 1996.

The terms and conditions of the transaction set forth in these Articles were also approved by the Transferee in the manner and by the vote required by its declaration of trust and the laws of the Commonwealth of Massachusetts. The Board of Trustees of the Transferee at a meeting held on October 15, 1996, approved a resolution which approved the proposed transaction on substantially the same terms and conditions set forth or referred to in the resolution, as described in these Articles of Transfer.

     SEVENTH: The nature and amount of the consideration to be paid, transferred or issued by the Transferee for the property and assets of the Transferor is as follows:

     Transferee shall, on behalf of each Transferee Portfolio, (i) assume and pay all of the liabilities of the Transferor pertaining to the corresponding Transferor Portfolio and (ii) issue and deliver to the Transferor on behalf of the corresponding Transferor Portfolio the number of shares (including fractional shares) of each class of the corresponding Transferee Portfolio equal in number and net asset value to the number (including fractional shares) and net asset value of the corresponding class of the corresponding Transferor Portfolio then owned by the shareholder, all as set forth in the Agreements and Plans of Reorganization dated October 15,

1996 between the Transferor and the Transferee and attached as Exhibit I and
Exhibit II hereto.

     EIGHTH: These Articles of Transfer shall be effective at 6 P.M., Eastern Standard Time, on January 31, 1997.

                                   SCHEDULE I
                                   ----------

Nuveen California Tax-Free Fund, Inc.    Nuveen Flagship Multistate Trust II
-------------------------------------    -----------------------------------

Nuveen California Tax-Free Value Fund    Nuveen California Municipal Bond Fund

Nuveen California Insured Tax-Free       Nuveen California Insured Municipal
Value Fund                               Bond Fund

                                   EXHIBIT I
                                   ---------


                      Agreement and Plan of Reorganization

Nuveen California Tax-Free Fund, Inc. (the "Company"), a Maryland corporation, on behalf of its series of shares designated Nuveen California Tax-Free Value Fund (the "Fund") and Nuveen Flagship Multistate Trust II (the "New Trust"), a Massachusetts business trust, on behalf of its series of shares designated Nuveen California Municipal Bond Fund (the "New Fund"), agree upon the following plan of reorganization:

1. Prior to the closing provided for in section 4, below, the Company and the New Trust will execute and file articles of transfer with respect to the transactions contemplated hereby with the Department of Assessments and Taxation of the State of Maryland. The Fund shall transfer to the New Fund all of the assets of the Fund (including the share(s) of the New Fund owned by the Fund, which shall be cancelled), in exchange for which the New Fund shall simultaneously assume all of the liabilities of the Fund, and shall issue to the Fund a number of New Fund shares equal in number and net asset value of each class to the number and net asset value of shares of the same class (including fractional shares) of the Fund then outstanding. The Fund then will distribute to each registered shareholder of the Fund shares of the New Fund in a number and net asset value of each class equal to the number and net asset value of shares (including any fractional share) of the Fund of the same class then owned by the shareholder, in exchange for and cancellation of the shareholder's shares of the Fund.

2. The distribution to the shareholders of the Fund shall be accomplished by establishing an account on the share records of the New Fund in the name of each registered shareholder of the Fund, and crediting that account with a number of shares of each class of the New Fund equal to the number of shares (including any fractional share) of the Fund of the same class owned of record by the shareholder at the time of the distribution. Outstanding certificates representing shares of the Fund shall thereafter represent an equal number of shares of the same class of the New Fund.

3.   Promptly thereafter, the Fund shall be terminated.

4. The transaction in section 1 above shall occur at the close of business on January 31, 1997, at the offices of the New Trust, or at such other date, time or place as may be agreed upon by the parties.

5. This agreement may be amended at any time, and may be terminated at any time before the completion of the transaction in section 1, regardless of whether or not this agreement and plan of reorganization has been approved by the shareholders of the Fund, by agreement of the Company and the New Trust, provided that no amendment shall have a material adverse effect upon the interests of shareholders of the Fund. In any case, this agreement and plan of reorganization may be terminated by either the Company or the New Trust, if the transaction in section 1 has not occurred by the close of business on June 30, 1997.

6. A copy of the New Trust's Declaration of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the trustees of the New Trust as the trustees of the New Trust and not individually and that the obligations under this instrument are not binding upon any of the trustees, officers or shareholders of the New Trust individually, but binding only upon the assets and property of the New Fund.

7. At any time after the completion of the transaction in section 1, the Company acting through its officers, or if then dissolved through its last officers, shall execute and deliver to the New Trust, such additional instruments of transfer or other written assurances as the New Trust may reasonably request in order to vest in the New Trust, acting for the New Fund, title to the assets transferred by the Fund under this agreement.

8. This agreement shall be construed in accordance with applicable federal law and the laws of the State of Illinois, except as to the provisions of section 6 hereof, which shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

9. The distribution of shares of the New Fund to the Fund's shareholders and the cancellation of the Fund's shares will be effected pursuant to an amendment to the articles of incorporation of the Company in accordance with the Maryland General Corporation Law.

Dated October 15, 1996
                                    Nuveen California Tax-Free Fund, Inc.

                                    By: /s/ Anthony T. Dean
                                        ---------------------------
                                            Anthony T. Dean
                                            President

                                    Nuveen Flagship Multistate Trust II

                                    By: /s/ Anthony T. Dean
                                        --------------------------
                                            Anthony T. Dean
                                            President

                                  EXHIBIT II
                                  ----------



                      Agreement and Plan of Reorganization

Nuveen California Tax-Free Fund, Inc. (the "Company"), a Maryland corporation, on behalf of its series of shares designated Nuveen California Insured Tax-Free Value Fund (the "Fund") and Nuveen Flagship Multistate Trust II (the "New Trust"), a Massachusetts business trust, on behalf of its series of shares designated Nuveen California Insured Municipal Bond Fund (the "New Fund"), agree upon the following plan of reorganization:

1. Prior to the closing provided for in section 4, below, the Company and the New Trust will execute and file articles of transfer with respect to the transactions contemplated hereby with the Department of Assessments and Taxation of the State of Maryland. The Fund shall transfer to the New Fund all of the assets of the Fund (including the share(s) of the New Fund owned by the Fund, which shall be cancelled), in exchange for which the New Fund shall simultaneously assume all of the liabilities of the Fund, and shall issue to the Fund a number of New Fund shares equal in number and net asset value of each class to the number and net asset value of shares of the same class (including fractional shares) of the Fund then outstanding. The Fund then will distribute to each registered shareholder of the Fund shares of the New Fund in a number and net asset value of each class equal to the number and net asset value of shares (including any fractional share) of the Fund of the same class then owned by the shareholder, in exchange for and cancellation of the shareholder's shares of the Fund.

2. The distribution to the shareholders of the Fund shall be accomplished by establishing an account on the share records of the New Fund in the name of each registered shareholder of the Fund, and crediting that account with a number of shares of each class of the New Fund equal to the number of shares (including any fractional share) of the Fund of the same class owned of record by the shareholder at the time of the distribution. Outstanding certificates representing shares of the Fund shall thereafter represent an equal number of shares of the same class of the New Fund.

3.   Promptly thereafter, the Fund shall be terminated.

4. The transaction in section 1 above shall occur at the close of business on January 31, 1997, at the offices of the New Trust, or at such other date, time or place as may be agreed upon by the parties.

5. This agreement may be amended at any time, and may be terminated at any time before the completion of the transaction in section 1, regardless of whether or not this agreement and plan of reorganization has been approved by the shareholders of the Fund, by agreement of the Company and the New Trust, provided that no amendment shall have a material adverse effect upon the interests of shareholders of the Fund. In any case, this agreement and plan of reorganization may be terminated by either the Company or the New Trust, if the transaction in section 1 has not occurred by the close of business on June 30, 1997.

6. A copy of the New Trust's Declaration of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the trustees of the New Trust as the trustees of the New Trust and not individually and that the obligations under this instrument are not binding upon any of the trustees, officers or shareholders of the New Trust individually, but binding only upon the assets and property of the New Fund.

7. At any time after the completion of the transaction in section 1, the Company acting through its officers, or if then dissolved through its last officers, shall execute and deliver to the New Trust, such additional instruments of transfer or other written assurances as the New Trust may reasonably request in order to vest in the New Trust, acting for the New Fund, title to the assets transferred by the Fund under this agreement.

8. This agreement shall be construed in accordance with applicable federal law and the laws of the State of Illinois, except as to the provisions of section 6 hereof, which shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

9. The distribution of shares of the New Fund to the Fund's shareholders and the cancellation of the Fund's shares will be effected pursuant to an amendment to the articles of incorporation of the Company in accordance with the Maryland General Corporation Law.

Dated October 15, 1996
                                    Nuveen California Tax-Free Fund, Inc.

                                    By: /s/ Anthony T. Dean
                                        ---------------------------
                                            Anthony T. Dean
                                            President

                                    Nuveen Flagship Multistate Trust II

                                    By: /s/ Anthony T. Dean
                                        --------------------------
                                            Anthony T. Dean
                                            President

IN WITNESS WHEREOF, Nuveen California Tax-Free Fund, Inc. (the "Transferor") has caused these Articles to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary as of January 29, 1997. The undersigned President of the Transferor who executed on behalf of the Transferor the foregoing Articles of Transfer, hereby acknowledges in the name and on the behalf of said Transferor the foregoing Articles of Transfer to be the corporate act of said Transferor and hereby certifies that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects under the penalties of perjury.


WITNESS                               NUVEEN CALIFORNIA TAX-FREE FUND, INC.



/s/ Morrison C. Warren                By: /s/ Anthony T. Dean
-------------------------                 -------------------------------
    Morrison C. Warren                        Anthony T. Dean
    Assistant Secretary                       President

IN WITNESS WHEREOF, Nuveen Flagship Multistate Trust II (the "Transferee") has, as of January 29, 1997, caused these Articles to be signed in its name and on its behalf by its President and by a majority of its entire Board of Trustees, who acknowledge these Articles of Transfer to be the act of the Transferee. The undersigned President of the Transferee states that to the best of his knowledge, information and belief, the matters and facts set forth in the Articles of Transfer with respect to the authorization and approval hereof are true in all material respects under the penalties of perjury.



/s/ Morrison C. Warren                By: /s/ Anthony T. Dean
-------------------------                 -------------------------------
    Morrison C. Warren                        Anthony T. Dean
    Assistant Secretary                       President and Trustee

IN WITNESS WHEREOF, Nuveen Flagship Multistate Trust II (the "Transferee") has, as of January 29, 1997, caused these Articles to be signed in its name and on its behalf by its President and by a majority of its entire Board of Trustees, who acknowledge these Articles of Transfer to be the act of the Transferee.



                              /s/ Lawrence H. Brown
                              -----------------------
                                  Lawrence H. Brown
                                  Trustee

IN WITNESS WHEREOF, Nuveen Flagship Multistate Trust II (the "Transferee") has, as of January 29, 1997, caused these Articles to be signed in its name and on its behalf by its President and by a majority of its entire Board of Trustees, who acknowledge these Articles of Transfer to be the act of the Transferee.



                              /s/ Anne E. Impellizzeri
                              --------------------------
                                  Anne E. Impellizzeri
                                  Trustee

IN WITNESS WHEREOF, Nuveen Flagship Multistate Trust II (the "Transferee") has, as of January 29, 1997, caused these Articles to be signed in its name and on its behalf by its President and by a majority of its entire Board of Trustees, who acknowledge these Articles of Transfer to be the act of the Transferee.



                              /s/ Margaret K. Roseheim
                              ----------------------------
                                  Margaret K. Rosenheim
                                  Trustee

IN WITNESS WHEREOF, Nuveen Flagship Multistate Trust II (the "Transferee") has, as of January 29, 1997, caused these Articles to be signed in its name and on its behalf by its President and by a majority of its entire Board of Trustees, who acknowledge these Articles of Transfer to be the act of the Transferee.



                              /s/ Peter R. Sawers
                              -----------------------
                                  Peter R. Sawers
                                  Trustee

IN WITNESS WHEREOF, Nuveen Flagship Multistate Trust II (the "Transferee") has, as of January 29, 1997, caused these Articles to be signed in its name and on its behalf by its President and by a majority of its entire Board of Trustees, who acknowledge these Articles of Transfer to be the act of the Transferee.



                              /s/ Timothy R. Schwertfeger
                              ----------------------------
                                  Timothy R. Schwertfeger
                                  Trustee

IN WITNESS WHEREOF, Nuveen Flagship Multistate Trust II (the "Transferee") has, as of January 29, 1997, caused these Articles to be signed in its name and on its behalf by its President and by a majority of its entire Board of Trustees, who acknowledge these Articles of Transfer to be the act of the Transferee.



                              /s/ Robert P. Bremner
                              ----------------------
                                  Robert P. Bremner
                                  Trustee

IN WITNESS WHEREOF, Nuveen Flagship Multistate Trust II (the "Transferee") has, as of January 29, 1997, caused these Articles to be signed in its name and on its behalf by its President and by a majority of its entire Board of Trustees, who acknowledge these Articles of Transfer to be the act of the Transferee.



                              /s/ William J. Schneider
                              -------------------------
                                  William J. Schneider
                                  Trustee